                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               CIGNA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                         [CIGNA LOGO]
                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 21, 2003

CIGNA Corporation Shareholders:

I invite you to attend CIGNA Corporation's Annual Meeting of Shareholders, which will be held on Wednesday, April 23, 2003, at 3:30 p.m. at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, Pennsylvania. Directions to The Gregg Conference Center are on the back of the attached Notice of Shareholders meeting and Proxy Statement.

You are asked to elect our directors for terms expiring in April 2006 and to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

Your 2002 Annual Report, including financial statements, is also enclosed. Your vote is important. Please follow one of the voting methods described on the proxy card and on page 4 of the proxy statement.

Thank you for your continued interest in CIGNA Corporation.

Sincerely,

/s/ H. EDWARD HANWAY
H. EDWARD HANWAY
Chairman and Chief Executive Officer

                                                         [CIGNA LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 21, 2003

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

CIGNA Corporation Shareholders:

The Annual Meeting of Shareholders will be held on Wednesday, April 23, 2003, at 3:30 p.m. at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, Pennsylvania. Directions to The Gregg Conference Center are on the back of the attached proxy statement.

At the meeting, we will ask the shareholders to:

1.  Elect three directors for terms expiring in April 2006; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

CIGNA shareholders of record at the close of business on February 28, 2003, are entitled to notice of and to vote at the meeting and any adjournment thereof. YOUR VOTE IS IMPORTANT, EVEN IF YOU DO NOT OWN MANY SHARES. WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD OR, IF YOU PREFER, TO VOTE BY TELEPHONE OR BY USING THE INTERNET.

CIGNA will begin mailing the proxy statement, proxy/voting instruction card, and 2002 Annual Report to Shareholders on or about March 21, 2003.

By order of the Directors

/s/ CAROL J. WARD
CAROL J. WARD, Corporate Secretary

                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                               1650 MARKET STREET
                          PHILADELPHIA, PA 19192-1550

                                PROXY STATEMENT
                               TABLE OF CONTENTS

GENERAL INFORMATION ABOUT CIGNA'S ANNUAL MEETING............    2
PROPOSALS THAT REQUIRE A SHAREHOLDER VOTE...................    3
HOW TO VOTE.................................................    4
INFORMATION ABOUT ITEM 1: ELECTION OF DIRECTORS.............    6
   --   Management's nominees...............................    6
   --   Directors who will continue in office...............    6
   --   CIGNA Corporation Board Practices...................    8
      --   Committee Structure and Composition..............    9
   --   Board of directors and committee meetings and
        membership..........................................   12
   --   Stock held by directors and executive officers......   13
   --   Non-employee director compensation..................   14
   --   Transactions with affiliates........................   15
INFORMATION ABOUT ITEM 2: RATIFICATION OF APPOINTMENT OF
  INDEPENDENT AUDITORS......................................   16
   --   Additional Information about PricewaterhouseCoopers
        LLP.................................................   16
AUDIT COMMITTEE REPORT......................................   17
OTHER MATTERS THAT MAY ARISE AT THE MEETING.................   18
VOTING REQUIREMENTS.........................................   18
EXECUTIVE COMPENSATION......................................   19
   --   Summary compensation table..........................   19
   --   Option grants table.................................   20
   --   Option exercises and option values table............   21
   --   Long-term incentive plan awards table...............   22
   --   Pension plan table..................................   23
   --   Termination of employment...........................   24
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................   26
PERFORMANCE GRAPH...........................................   29
COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
  REQUIREMENTS..............................................   29
LARGEST SECURITY HOLDERS....................................   30
SOLICITATION EXPENSES.......................................   30
2004 ANNUAL MEETING.........................................   31
APPENDIX A -- AUDIT COMMITTEE CHARTER.......................  A-1
APPENDIX B -- POLICY FOR THE APPROVAL OF AUDIT AND NON-AUDIT
  SERVICES..................................................  B-1

                GENERAL INFORMATION ABOUT CIGNA'S ANNUAL MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Wednesday, April 23, 2003, at 3:30 p.m. at The Gregg Conference Center at The American College located at 270 S. Bryn Mawr Avenue, Bryn Mawr, Pennsylvania. Directions are on the back of the proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owns CIGNA common stock as of the close of business on February 28, 2003, is entitled to one vote per share owned. There were 139,610,944 shares of CIGNA common stock outstanding on that date.

WHO IS SEEKING AUTHORITY TO VOTE MY SHARES AND WHEN?

CIGNA's Board of Directors is sending you this proxy statement to solicit your "proxy," or your authorization for our representatives to vote your shares. Your proxy will be effective for the April 23, 2003, meeting and at any adjournment (or continuation) of that meeting.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you and other residents at your mailing address own shares of CIGNA stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as "householding." Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Your broker or bank will send one copy of our annual report and proxy statement to your address. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If you would like to receive your own set of CIGNA's future annual report and proxy statement or if you share an address with another CIGNA shareholder and together both of you would like to receive only a single set of CIGNA annual disclosure documents, please contact Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call them at 800-542-1061. Be sure to indicate your name, the name of your brokerage firm or bank and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

If you did not receive an individual copy of this year's proxy statement or our annual report, we will send a copy to you if you address a written request to CIGNA Corporation, Shareholder Services, 1601 Chestnut Street, TL37A, Philadelphia, PA 19192 or call 215-761-3516.

                   PROPOSALS THAT REQUIRE A SHAREHOLDER VOTE

Management is presenting two proposals for a shareholder vote.

                         ITEM 1.  ELECTION OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES, H. EDWARD HANWAY, JOSEPH M. MAGLIOCHETTI AND HAROLD A. WAGNER TO BE DIRECTORS WITH TERMS EXPIRING APRIL 2006.

You can find information about the Board's nominees, as well as information about CIGNA's Board of Directors and its committees, director compensation, and other related matters, beginning on page 6.

       ITEM 2.  RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR 2003.

You can find information about CIGNA's relationship with PricewaterhouseCoopers LLP beginning on page 16.

                                  HOW TO VOTE

THERE ARE FOUR WAYS THAT YOU CAN VOTE YOUR SHARES.

1. OVER THE INTERNET The Web site for voting is at http://www.eproxyvote.com/ci. The Internet voting system is available 24 hours a day until 5:00 p.m. E.D.T. on Tuesday, April 22, 2003. Once you are into the Internet voting system, you can record and confirm (or change) your voting instructions.

2. BY TELEPHONE. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 5:00 p.m. E.D.T. on Tuesday, April 22, 2003. Once you are into the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3. BY MAIL. Mark your voting instructions on, and sign and date, the proxy card and then return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before the polls close at the end of the meeting. If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR Items 1 and 2. If any other matters arise during the meeting that require a vote, the representatives will exercise their discretion.

4. IN PERSON. Attend the annual meeting, or send a personal representative with an appropriate proxy, in order to vote.

If you hold your shares of CIGNA stock in the name of a bank, broker or other nominee, your ability to vote by Internet or telephone depends on their voting process. Please follow their directions carefully. If you want to vote shares of CIGNA stock that you hold in street name at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy for entrance to the meeting.

REQUIREMENTS FOR CONFIDENTIAL VOTING. If you want your vote to be confidential, you must indicate that when you submit your proxy. If you choose confidential voting, your votes can be revealed to CIGNA only in limited circumstances, such as to meet a legal requirement or in contested board elections.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS

There are four ways that you can revoke your proxy or change your voting instructions.

1. ENTER NEW INSTRUCTIONS ON EITHER THE TELEPHONE OR INTERNET VOTING SYSTEM BEFORE 5:00 P.M. E.D.T. ON TUESDAY, APRIL 22, 2003.

2. SUBMIT A NEW PROXY CARD BEARING A DATE LATER THAN YOUR LAST VOTE. We must receive your new proxy card before the annual meeting begins.

3. WRITE TO THE CORPORATE SECRETARY, CAROL J. WARD, AT THE ADDRESS GIVEN FOR CIGNA CORPORATION IN THE MEETING NOTICE (ON THE COVER OF THIS PROXY STATEMENT). Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. She must receive your letter before the annual meeting begins.

4. ATTEND THE ANNUAL MEETING AND VOTE IN PERSON (OR BY PERSONAL REPRESENTATIVE WITH AN APPROPRIATE PROXY).

WHAT TO DO IF YOU HAVE MONEY IN THE CIGNA STOCK FUND OF YOUR CIGNA OR INTRACORP 401(K) PLAN

If you have money in the CIGNA Stock Fund of the CIGNA 401(k) Plan or the Intracorp 401(k) Performance Sharing Plan, you do not actually own shares of CIGNA stock. The plan trustees do. Under the plans, however, you do have "pass-through voting rights" based on your interest -- the amount of money you have invested -- in the CIGNA Stock Fund.

You may exercise pass-through voting rights in almost the same way that shareholders may vote their shares, but you have an earlier deadline. If your voting instructions are received by 5:00 P.M. E.D.T. ON THURSDAY, APRIL 17, 2003, the trustee will submit a proxy that reflects your instructions. If you have money in the CIGNA Stock Fund of the CIGNA 401(k) Plan and you do not give voting instructions (or give them late), the trustees will vote your interest in the CIGNA Stock Fund as instructed by a CIGNA management advisory committee. If you have money in the CIGNA Stock Fund of the Intracorp 401(k) Performance Sharing Plan and you do not give voting instructions (or give them late), your shares will not be voted.

You may send your instructions to your plan trustee by using the mail (proxy/voting instruction card), telephone or Internet methods described on the proxy/voting instruction card. Your voting instructions will be kept confidential under the terms of the plans.

You may NOT vote in person at the annual meeting.

                INFORMATION ABOUT ITEM 1: ELECTION OF DIRECTORS

The board nominated three of CIGNA's eleven incumbent directors to stand for reelection at the annual meeting for terms ending April 2006. All nominees have consented to serve, and the board does not know of any reason why any would be unable to serve. If a nominee becomes unavailable or unable to serve before the annual meeting, the board can either reduce its size or designate a substitute nominee. If the board designates a substitute, proxies that would have been cast for the original nominee will be cast for the substitute nominee.

The board has set 70 years as the retirement age for non-employee directors. Accordingly, non-employee directors must retire no later than the annual meeting of shareholders following their seventieth birthday.

MANAGEMENT'S NOMINEES FOR TERMS TO EXPIRE IN APRIL 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THESE
NOMINEES:

H. EDWARD HANWAY

Ed Hanway, 51, has been a director of CIGNA Corporation since 1999. He has been Chairman of the Board of CIGNA Corporation since December 2000, Chief Executive Officer since January 2000, President since January 1999 and Chief Operating Officer from January 1999 until January 2000. Mr. Hanway served as President of CIGNA HealthCare from 1996 until 1999 and President of CIGNA International from 1989 until 1996. He has been associated with CIGNA since 1978. Mr. Hanway has been a director of the Council for Affordable Quality Healthcare since June 2000, for which he also served as Chairman from July 2001 until July 2002 and Treasurer from June 2000 until July 2001. Mr. Hanway also serves as Chairman of CIGNA's Executive Committee.

JOSEPH M. MAGLIOCHETTI

Joe Magliochetti, 61, has been a director of CIGNA Corporation since 2001. He has been Chairman of the Board of Dana Corporation (supplier of components, modules and complete systems to vehicle manufacturers and related aftermarkets) since April 2000, Chief Executive Officer since February 1999, President and director since 1996 and Chief Operating Officer from 1997 until 1999. He is also a director of BellSouth Corporation. Mr. Magliochetti serves on CIGNA's Audit and Corporate Governance Committees.

HAROLD A. WAGNER

H. A. Wagner, 67, has been a director of CIGNA Corporation since 1997. He has been Non-executive Chairman of Agere Systems Inc. (a provider of communications components) since 2001. Mr. Wagner served as Chairman and Chief Executive Officer of Air Products and Chemicals, Inc. (a supplier of industrial gases and related equipment and selected chemicals) from 1992 to 2000 and as its President from 1992 to 1998. He is also a director of Paccar Inc., United Technologies Corporation and Maersk Inc. Mr. Wagner serves on CIGNA's Corporate Governance and People Resources Committees.

DIRECTORS WHO WILL CONTINUE IN OFFICE:

ROBERT H. CAMPBELL

Bob Campbell, 65, has been a director of CIGNA Corporation since 1992. His current term expires in April 2004. Mr. Campbell was Chairman of Sunoco, Inc. (a domestic refiner and marketer of petroleum products) from 1992 until 2000, Chief Executive Officer from 1991 until 2000 and President from 1991 until 1996. He is also a director of Hershey Foods Corporation. Mr. Campbell serves on CIGNA's Finance and People Resources Committees.

PETER N. LARSON

Peter Larson, 63, has been a director of CIGNA Corporation since 1997. His current term expires in April 2005. Mr. Larson was Chairman and Chief Executive Officer of Brunswick Corporation (a producer of recreational consumer products) from 1995 until 2000. He also served as an executive officer and director of Johnson & Johnson (a health care product maker) from 1991 until 1995. Mr. Larson serves as a director of the New York Stock Exchange. He serves as the Chairman of CIGNA's Corporate Governance Committee and a member of the Audit Committee.

JOSEPH NEUBAUER

Joe Neubauer, 61, has been a director of CIGNA Corporation since 1998. His current term expires in April 2005. Mr. Neubauer has been the Chairman and Chief Executive Officer of ARAMARK Corporation (a service management company) since 1984. He is also a director of Verizon Communications Inc., Federated Department Stores, Inc. and Wachovia Corporation. Mr. Neubauer serves as Chairman of CIGNA's Audit Committee and a member of the Corporate Governance Committee.

CHARLES R. SHOEMATE

Dick Shoemate, 63, has been a director of CIGNA Corporation since 1991. His current term expires in April 2004. Mr. Shoemate was Chairman, President and Chief Executive Officer of Bestfoods (a consumer food company) from 1990 until 2000. He is also a director of International Paper Company, Chevron-Texaco, Inc. and a member of the Unilever Advisory Board. Mr. Shoemate serves as the Chairman of CIGNA's Finance Committee and a member of the Audit Committee.

LOUIS W. SULLIVAN, M.D.

Lou Sullivan, 69, has been a director of CIGNA Corporation since 1993. Consistent with CIGNA's Board Practices, Dr. Sullivan will retire when his current term expires in April 2004 at the annual meeting following his 70th birthday. He has been President Emeritus of Morehouse School of Medicine (educational institution) since June 2002. Dr. Sullivan served as President of Morehouse School of Medicine from 1981 until 2002, except from 1989 until 1993, when he served as the United States Secretary of Health and Human Services. He is also a director of Bristol-Myers Squibb Company, Equifax Inc., Georgia Pacific Corporation, 3M Company, BioSante Pharmaceuticals, Inc. and United Therapeutics Corporation. Dr. Sullivan serves as Chairman of CIGNA's People Resources Committee and a member of the Finance Committee.

CAROL COX WAIT

Carol Cox Wait, 60, has been a director of CIGNA Corporation since 1995. Her current term expires in April 2005. She has been director, President and Chief Executive Officer of the Committee for a Responsible Federal Budget (a bi-partisan, educational, non-profit organization) since 1981. She has been President of Carol Cox and Associates (a consulting firm) since 1984. Ms. Wait serves on CIGNA's Corporate Governance and People Resources Committees.

MARILYN WARE

Marilyn Ware, 59, has been a director of CIGNA Corporation since 1993. Her current term expires in April 2005. Ms. Ware has been the Chief Executive Officer of the Ware Family Offices since 1996. She served as Chairman of American Water Works (a water utility holding company) from 1988 until January 2003. She currently serves as Chairman Emeritus, American Water, a wholly-owned subsidiary of Thames Water as well as a member of the RWE Economic Advisory Board and Thames Water International Advisory Council. Ms. Ware is also a director of Ikon Office Solutions, Inc. She serves on CIGNA's Finance and People Resources Committees.

CIGNA CORPORATION BOARD PRACTICES

To increase their effectiveness and to remain aligned with evolving corporate governance standards, the board recently reviewed and updated their practices in light of the Sarbanes-Oxley Act, Securities and Exchange Commission rules implementing this Act, and proposed New York Stock Exchange listing standards, and modified their practices as appropriate. Those updated practices follow:

     Organizing the CIGNA Corporation Board of Directors' work is an inherently dynamic process. The board and committees periodically review their practices with the goal of increasing their effectiveness, and thereby maximizing shareholder value. Over the years, the board and committees have regularly modified their practices. The following are the current practices:

     BOARD STRUCTURE AND COMPOSITION

      -- CIGNA Corporation's Bylaws allow for a board of eight to sixteen members. The Board and its Corporate Governance Committee each periodically consider the appropriate size of the board. There is a strong commitment to a board composed principally of independent, non-employee directors. CIGNA Corporation has never had more than two employee directors.

      -- The Board periodically sets forth standards for determining whether non-employee directors shall be considered "independent." The current standards, in addition to the independence requirements set forth in the New York Stock Exchange Corporate Governance Listing standards, are as follows:

        -- Revenue received in any given year from the for-profit entity with which the Director is primarily affiliated shall not exceed two percent of CIGNA Corporation's consolidated total revenue for that year.

        -- Revenue received in any given year from the CIGNA Companies shall not exceed two percent of the consolidated total revenue of the for-profit entity with which the director is primarily affiliated.

        -- Charitable contributions from CIGNA Corporation, CIGNA Foundation, or any CIGNA affiliate shall not exceed two percent of annual operating fund gifts received by any not-for-profit entity for which a CIGNA Director or immediate family member serves as a director, trustee (or equivalent), or officer.

      -- Annually, the Corporate Governance Committee considers and the Board establishes the independence of non-employee directors.

      -- The Corporate Governance Committee is responsible for advising the board with respect to the board's membership. In fulfilling that responsibility, the committee develops and the board approves the "Responsibilities of CIGNA Corporation Directors." Those responsibilities are:

        --   Independence and integrity;

        --   Good understanding of CIGNA's businesses;

        -- Understanding the importance of representing the total shareholder constituency and increasing shareholder value;

        -- Active, objective and constructive participation at Board and Committee meetings;

        --   Review and understanding of advance briefing materials;

        -- Sharing one's expertise, experience, knowledge and insights as they relate to the matters before the Board;

        --   Advancing CIGNA's purposes and reputation;

        -- Effectively contributing to management evaluation and succession planning;

        --   Availability to the Chief Executive Officer for consultation; and

        --   Regular attendance.

      -- Beyond the "Responsibilities," the Corporate Governance Committee, in consultation with the Board, develops more specific Director Recruitment Criteria to guide Director searches. The criteria are as follows:

        --   Directors should represent all shareholders.

        --   Directors must be free of conflicts of interest.

        -- Directors must possess good judgment and the ability to analyze complex business and public issues.

        -- Directors must have demonstrated a high degree of achievement in their respective fields.

        --   Diversity, in its many forms, is preferred.

        -- The Board should reflect the broad-based experience of the directors. Governing CIGNA Corporation effectively requires a wide range of capabilities and professional attributes, among them:

          --   Financial acumen;

          --   Familiarity with channels of distribution;

          --   Awareness of consumer market trends;

          --   Insight into government relationships and processes;

          -- Familiarity with the challenges of operating businesses in the international marketplace;

          -- Familiarity with processes for developing and implementing effective human resources policies and practices; and

          -- Insight into the process of developing and delivering high-quality products and services that respond directly to customer needs and expectations.

      -- The chairman of the Corporate Governance Committee (or another director designated by the chairman of the Corporate Governance Committee) interviews director candidates prior to the committee making its recommendation that the Board:

        --   elect the candidate in the case of a director vacancy; or

        --   nominate the candidate for election by the shareholders.

      -- The Board requires that any director discontinuing the principal position that prevailed at the time of the director's election to the Board give notice and an offer of resignation to the Corporate Governance Committee.

      -- Under ordinary circumstances, the Chief Executive Officer will leave the Board when he/she retires as a CIGNA employee.

      -- Directors shall retire no later than the annual meeting of shareholders following their seventieth birthday.

     COMMITTEE STRUCTURE AND COMPOSITION

      --   There currently are four working committees of the board:

        --   Audit,

        --   Corporate Governance,

        --   Finance, and

        --   People Resources.

       The Executive Committee has authority to manage CIGNA's business between regular board meetings. However, it is not intended to be a working committee and meets infrequently. The Board has, at various times, created ad hoc committees to focus on particular issues. The Corporate Governance Committee is responsible for ensuring the appropriateness and effectiveness of the Board's committee structure.

      -- Annually, the Corporate Governance Committee reviews committee assignments. In consultation with the Chairman of the Board, it recommends (for action by the full Board) committee assignments for Directors, in line with Board needs and individual strengths. Directors generally serve on a standing committee for about five years before rotating.

      -- The four working committees are comprised of Directors who meet the New York Stock Exchange's standards for "independence." In addition, Audit Committee members meet the Securities and Exchange Commission's standards for "independence." At least one Audit Committee member will be an "audit committee financial expert", as defined by the Securities and Exchange Commission.

      --   Summary of committee responsibilities:

        -- The Audit Committee is responsible for ensuring that policies and procedures are in place to ensure the timely disclosure of accurate information, compliance with legal requirements and adherence to ethical standards. It is also responsible for appointing, compensating, overseeing the work of and removing CIGNA Corporation's independent auditors.

        -- The Corporate Governance Committee is responsible for reviewing, advising, and reporting to the Board regarding the Board's membership, structure, organization and performance as well as Director selection and compensation.

        -- The Finance Committee is responsible for overseeing and advising the Board regarding the Corporation's capital structure and use, long-term financial objectives and progress against those objectives, and investments.

        -- The People Resources Committee is responsible for overseeing the policies and processes for people development, including the succession plan for the principal executive officers. In fulfilling that responsibility, the Committee conducts an annual management development and succession plan review. The Committee reports to the Board on this review. This Committee also evaluates the Chief Executive Officer annually and shares its assessment with the Board when reporting on compensation actions for the Chief Executive Officer. The Committee's evaluation and report to the Board are done in the absence of the Chief Executive Officer. The results of the evaluation are shared with the Chief Executive Officer. The Committee also reviews and approves executive compensation plans and equity-based plans, subject to applicable Board and shareholder approvals.

      -- Committee chairs regularly report to the full Board on Committee proceedings and actions.

     AGENDA, MATERIALS, EDUCATION & RESOURCES

      -- The Board meeting schedule and agenda are developed with direct input from Directors. The duration of each meeting varies as business needs dictate.

      -- Briefing materials generally are distributed at least a full week in advance of the Board and Committee meetings. The briefing materials include regular reviews of operating results, competitive performance, performance against plan and background information for the presentations and discussions to occur at the upcoming meetings.

      -- New Directors participate in an orientation program. They meet with the Chief Executive Officer and staff officers at the time they join the Board. Upon election to a committee, they meet with that committee's staff officer and are provided with more committee-specific training/reading.

      -- The Board and committees regularly devote time to continuing director education.

      -- The Board and its committees are able to access appropriate independent advisors.

      -- Periodically, Board meetings are devoted primarily to strategy issues.

     PERFORMANCE EVALUATION

      -- The Board regularly discusses its performance at some length. On an ongoing basis, Directors offer suggestions and alternatives intended to further improve Board performance.

      -- Annually, each working committee reviews its performance and the adequacy of its written charter. Then, in consultation with the committee's staff officer, it agrees upon a meeting schedule (including frequency and length of meetings) and tentative agenda for the upcoming year. Agenda items are added and deleted during the course of the year at the members' request and as business developments warrant.

      -- The Corporate Governance Committee reviews the performance of each Director annually -- and always in advance of making a determination as to whether the Committee should recommend the Director's renomination to the Board.

      --  The Chairman conducts "exit" interviews with retiring directors.

     SENIOR MANAGEMENT AND THE BOARD

      -- Over the years, the CIGNA Corporation Board has modified the roles and responsibilities of CIGNA's top officers -- utilizing in varying combinations and configurations the offices of Chairman, Chief Executive Officer, Co-Chairman, Vice Chairman, Chief Operating Officer and President as circumstances required. The Board is responsible for electing people to fill these positions.

      -- Each Committee is assigned a member of senior management to act as a staff officer. The staff officers always attend the Committee meetings and Board meetings. This gives Directors a range of contact people within the Company with whom they are familiar.

      -- Several members of the Chief Executive Officer's staff regularly attend Board meetings. Others attend when making presentations. In between meetings and at their discretion, Directors are free to contact members of management.

      -- The Board has established a process to identify the next Chief Executive Officer. The Board has established "desired characteristics" for the Chief Executive Officer position, essentially to guide the succession planning process and management development programs.

      -- The Board meets in Executive Session at the beginning of every Board meeting. The Chief Executive Officer leaves these sessions when the Board feels it is appropriate. Twice a year, the Board meets in extended Executive Session without the Chief Executive Officer. Generally, the appropriate Committee Chairperson leads the discussion in regularly scheduled executive sessions at which the Chief Executive Officer is not present.

     DIRECTOR COMPENSATION

      -- The Corporate Governance Committee reviews the non-employee Director compensation program annually. The Committee then makes recommendations to the Board for action.

      -- Stock-based compensation has been and is an important component of the non-employee Director compensation program.

      -- No non-employee Director is paid consulting, advisory or other fees in addition to the compensation paid pursuant to the non-employee Director compensation program.

     EXTERNAL RELATIONSHIPS

      -- In general, management speaks for the Corporation. Inquiries from reporters, shareholders or others are referred to management for response.

      -- Directors must consult with the Chairman and Chief Executive Officer prior to accepting additional for-profit directorships.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS AND MEMBERSHIP

The full Board held 10 meetings during 2002. The Board has five committees:
Audit, Corporate Governance, Executive, Finance and People Resources. A summary description of each committee's responsibilities can be found beginning on page 9 of this proxy statement. All of the directors attended 87% or more of the regularly scheduled and special meetings of the Board and Board Committees on which they served in 2002. The following table shows the members of each committee and how many meetings were held during 2002.

               CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2002
 --------------------------------------------------------------------------------------
                                          CORPORATE                         PEOPLE
 NAME                             AUDIT*  GOVERNANCE*  EXECUTIVE  FINANCE*  RESOURCES*
 --------------------------------------------------------------------------------------
 R. H. Campbell                                            M         M           M
 --------------------------------------------------------------------------------------
 H. E. Hanway                                              C
 --------------------------------------------------------------------------------------
 F. Hassan                          M                                M
 --------------------------------------------------------------------------------------
 P. N. Larson                       M          C
 --------------------------------------------------------------------------------------
 J. M. Magliochetti                 M          M
 --------------------------------------------------------------------------------------
 J. Neubauer                        C          M           M
 --------------------------------------------------------------------------------------
 C. R. Shoemate                     M                      M         C
 --------------------------------------------------------------------------------------
 L. W. Sullivan, M.D.                                                M           C
 --------------------------------------------------------------------------------------
 H. A. Wagner                                  M                                 M
 --------------------------------------------------------------------------------------
 C. C. Wait                                    M                                 M
 --------------------------------------------------------------------------------------
 M. Ware                                                             M           M
 --------------------------------------------------------------------------------------
 # of 2002 meetings                 5          2           0         3           3

C = Chair       M = Member      * = Chair and Members are non-employee directors

STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS AS OF JANUARY 31, 2003

The following table shows:

 -- how much CIGNA common stock each director, nominee, the Chief Executive Officer, and each executive officer named in the Summary Compensation Table (named executive officers) owns, either directly or "beneficially;"

 -- how much CIGNA common stock the directors, nominees and executive officers own as a group, either directly or "beneficially;" and

 -- the number of "common stock equivalents" that non-employee directors and executive officers have accumulated under deferred compensation arrangements.

       Stock is owned "beneficially" by the person that exercises voting or investment power over the security, even if someone else is the record owner.

       "Common stock equivalents" track the economic performance of common stock but do not carry voting rights.

  -------------------------------------------------------------------------------------------------------------------------
                                                            SHARES THAT CAN       HOLDINGS IN
                                                            BE ACQUIRED           CIGNA
                                                            WITHIN 60 DAYS OF     STOCK
                            WHOLLY-OWNED     RESTRICTED     JANUARY 31, 2003      FUNDS OF        COMMON
                            COMMON           COMMON         BY EXERCISING         401(K)          STOCK
  NAME                      STOCK            STOCK          STOCK OPTIONS         PLANS           EQUIVALENTS       TOTAL
  -------------------------------------------------------------------------------------------------------------------------
  Directors
  -------------------------------------------------------------------------------------------------------------------------
  Robert H. Campbell            1,222           4,500                 -0-              -0-           10,139          15,861
  -------------------------------------------------------------------------------------------------------------------------
  H. Edward Hanway             96,026           7,500             748,276              216          240,649       1,092,667
  -------------------------------------------------------------------------------------------------------------------------
  Fred Hassan                   3,262           4,500                 -0-              -0-              576           8,338
  -------------------------------------------------------------------------------------------------------------------------
  Peter N. Larson               2,000           4,500                 -0-              -0-            6,367          12,867
  -------------------------------------------------------------------------------------------------------------------------
  Joseph M. Magliochetti           75           4,500                 -0-              -0-            1,797           6,372
  -------------------------------------------------------------------------------------------------------------------------
  Joseph Neubauer               3,247           4,500                 -0-              -0-            5,257          13,004
  -------------------------------------------------------------------------------------------------------------------------
  Charles R. Shoemate        6,879(1)           4,500                 -0-              -0-            6,234          17,613
  -------------------------------------------------------------------------------------------------------------------------
  Louis W. Sullivan, M.D.       2,374           4,500                 -0-              -0-            6,700          13,574
  -------------------------------------------------------------------------------------------------------------------------
  Harold A. Wagner              4,112           4,500                 -0-              -0-            4,828          13,440
  -------------------------------------------------------------------------------------------------------------------------
  Carol Cox Wait                  623           4,500                 -0-              -0-            5,631          10,754
  -------------------------------------------------------------------------------------------------------------------------
  Marilyn Ware              84,017(2)           4,500                 -0-              -0-            3,916          92,433
  -------------------------------------------------------------------------------------------------------------------------
  Named Executive Officers
  -------------------------------------------------------------------------------------------------------------------------
  John Y. Kim                   2,500             -0-              22,234                8              -0-          24,742
  -------------------------------------------------------------------------------------------------------------------------
  Patrick E. Welch                -0-             -0-                 -0-              -0-              -0-             -0-
  -------------------------------------------------------------------------------------------------------------------------
  Terry L. Kendall             17,500             -0-              64,826            1,193           11,117          94,636
  -------------------------------------------------------------------------------------------------------------------------
  Donald M. Levinson           45,177          26,230             395,152              199          320,278         787,036
  -------------------------------------------------------------------------------------------------------------------------
  James G. Stewart            399,414             -0-             572,367              183              -0-         971,964
  -------------------------------------------------------------------------------------------------------------------------
  William M. Pastore           64,354             -0-             205,722              204           16,749         287,029
  -------------------------------------------------------------------------------------------------------------------------
  All directors, nominees
    and executive officers
    as a group including
    those named above (22
    Persons)                  751,315          83,570           2,185,132            4,420          670,075       3,694,512
  -------------------------------------------------------------------------------------------------------------------------

(1) All of these shares of common stock are held by a limited liability company controlled by Mr. Shoemate and his spouse; Mr. Shoemate shares voting and dispositive power with his spouse.

(2) 81,000 of these shares are held in a limited partnership; Ms. Ware has sole voting and dispositive power as to these shares.

ADDITIONAL INFORMATION ABOUT STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS

 -- No director or executive officer beneficially owns more than 1.0% of CIGNA's outstanding common stock. Directors, nominees, and executive officers as a group beneficially own 2.17% of the outstanding common stock. These beneficial ownership percentages have been calculated exclusive of common stock equivalents and based on 139,593,057 shares of common stock outstanding on January 31, 2003.

 -- On January 31, 2003, the CIGNA Pension Plan held 292,500 shares, or approximately 0.21% of the outstanding common stock on that date. A CIGNA management advisory committee determines how these shares will be voted.

 -- On January 31, 2003, the CIGNA Stock Funds of CIGNA's two 401(k) plans for employees held a total of 4,081,438 shares, or approximately 2.92% of the outstanding common stock on that date. A CIGNA management advisory committee determines how the shares held in the CIGNA Stock Fund of the CIGNA 401(k) Plan will be voted only to the extent the plan's individual participants do not give voting instructions.

 -- The directors and executive officers control the voting and investment of all shares of common stock they own beneficially, except as described elsewhere. This number includes shares of common stock that they have the option to buy within 60 days of January 31, 2003, and shares of restricted common stock.

NON-EMPLOYEE DIRECTOR COMPENSATION

Board retainer. Each director receives $50,000 annually. At least $25,000 of the annual retainer must be paid in shares of CIGNA common stock or stock equivalents.

Committee member retainer. Each director receives $10,000 annually for each committee membership. Committee chairs and members of the Executive Committee do not receive this retainer.

Committee chair retainer. Each committee chair other than the chair of the Executive Committee receives $15,000 annually.

Directors have several payment options for their compensation. Directors can elect to receive more (or all) of their remaining cash compensation in:

 --   common stock;

 --   common stock equivalents; or

 -- deferred cash compensation credited at the same rates of return earned on employee participant contributions to certain funds offered by the CIGNA 401(k) Plan.

Annual Credit. Each director is entitled to an annual credit of $61,000 to a Restricted Deferred Compensation Account under the Deferred Compensation Plan for Directors of CIGNA Corporation. This amount is credited in restricted common stock equivalents and is payable when a director dies or retires from the Board.

Hypothetical Dividends. Hypothetical dividends are paid on common stock equivalents and restricted common stock equivalents and can be reinvested in equivalents or invested in the hypothetical investments available for deferred cash compensation.

Restricted stock. Any non-employee director who was not an officer or employee of CIGNA or any of its subsidiaries in the preceding 10 years is entitled to a one-time grant of 4,500 shares of common stock under the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation. A director who receives shares under this plan can collect dividends and vote the shares, but cannot transfer them until the later of:

 --   six months from the date of grant; or

 -- end of service due to death, disability, a change of control, retirement at or after age 70, or with the consent of a majority of the other members of the board.

Shares are forfeited if a director's service ends for any other reason.

Travel accident coverage.  Each director is provided $450,000 of coverage.

Financial planning. Each director can use the financial planning services available to CIGNA executive officers.

Insurance. Each director may purchase or participate in life insurance, medical/dental care programs, property/casualty personal lines insurance programs and matching gift programs available to CIGNA employees.

TRANSACTIONS WITH AFFILIATES

CIGNA companies engaged in many transactions with entities (or their subsidiaries) of which CIGNA directors were executive officers or 10% shareholders during 2002. These transactions included:

 -- providing insurance coverages, health care services, pension contracts, and related products and services to these entities;

 --   purchasing various products and services from these entities;

 -- acquiring, disposing of, or holding debt or equity issued by these entities; and

 --   relying on the credit of these entities.

Various CIGNA directors and executive officers purchased products marketed by CIGNA companies.

In 2002, CIGNA paid approximately $231,500 in legal fees to the law firm of Davis & Harman LLP. A member of Davis & Harman LLP, is the spouse of Judith E. Soltz, Executive Vice President and General Counsel of CIGNA.

During 2002, various CIGNA companies engaged in transactions with companies (listed on page 30) that beneficially own more than 5 percent of CIGNA's outstanding common stock. These transactions included, for Alliance Capital Management L.P., approximately $193,000 paid to CIGNA companies for investment management services and approximately $406,000 paid to CIGNA companies for health care coverage and services. These transactions also included, for Barclays PLC, approximately $158,000 paid to Barclays for investment management services, and approximately $8,700,000 paid to CIGNA companies for health care coverage and services.

Management believes that these transactions were in the ordinary course of business and on terms as favorable as CIGNA would have received from unaffiliated persons or organizations. Transactions, service arrangements and relationships similar to those described will likely occur in varying amounts during 2003.

 INFORMATION ABOUT ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee recommended, and the board approved, the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003. The board wants shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the board will reconsider it.

PricewaterhouseCoopers LLP has served as independent auditors for CIGNA and its subsidiaries since 1983, and performed the same role for Connecticut General Corporation, a predecessor company of CIGNA, and its subsidiaries since 1967. A representative from PricewaterhouseCoopers LLP will attend the annual meeting, may make a statement, and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
                                   PROPOSAL.

ADDITIONAL INFORMATION ABOUT PRICEWATERHOUSECOOPERS LLP

Audit Fees

Fees for professional services for PricewaterhouseCoopers LLP's audit of 2002 annual financial statements and reviews of quarterly financial statements were approximately $6.9 million.

Financial Information Systems Design and Implementation Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP during 2002 for information technology services related to financial information system design and implementation were approximately $1.5 million.

All Other Fees

Other fees for professional services rendered by PricewaterhouseCoopers LLP during 2002 were approximately $1.6 million for audit-related services including, among other items, internal control reviews and employee benefit plan audits. Fees for non-audit related services were approximately $3.7 million for, among other items, business process consulting and tax-related services.

                             AUDIT COMMITTEE REPORT

This Audit Committee Report (except for the information in the fourth bullet point) is provided only for the purpose of this proxy statement. This Report shall not be incorporated, in whole or in part, in any other CIGNA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CIGNA has maintained an Audit Committee for many years. It operates under a written charter adopted by the Board of Directors. A summary description of the duties and powers of the Audit Committee is set forth on page 10 of this proxy statement and the charter is attached as Appendix A to this proxy statement.

All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange).

Management is responsible for CIGNA's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of CIGNA's consolidated financial statements and issuing a report on these financial statements. As provided in its charter, the Audit Committee's responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets with CIGNA's general auditor and independent auditors, with and without management present, to discuss the adequacy and effectiveness of CIGNA's internal controls and the quality of the financial reporting process.

In this context, before CIGNA filed its Annual Report on Form 10-K for the year ended December 31, 2002, with the Securities and Exchange Commission, the Audit
Committee:

 -- Reviewed and discussed with company management the audited financial statements included in the Form 10-K and confirmed management's view that the financial statements present fairly, in all material respects, the financial condition and results of the operation of CIGNA.

 -- Discussed with PricewaterhouseCoopers LLP, CIGNA's independent auditors, matters related to the conduct of their audit that are required to be communicated by auditors to audit committees by Statement on Auditing Standards No. 61, as amended and related to the fair presentation of CIGNA's financial condition and results of operation, including critical accounting estimates and judgments.

 -- Received the communications from PricewaterhouseCoopers LLP required by Standard No. 1 of the Independence Standards Board to disclose all relationships that in the auditors' professional judgment may reasonably be thought to bear on their independence and to confirm their independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from CIGNA.

 -- Reviewed and considered the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with maintaining the auditors' independence.

 -- Discussed with CIGNA's chief executive officer and chief financial officer his required certifications contained in CIGNA's Annual Report on Form 10-K for the year ended December 31, 2002.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in CIGNA's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
          Joseph Neubauer, Chairman
          Fred Hassan
          Peter N. Larson
          Joseph M. Magliochetti
          Charles R. Shoemate

                  OTHER MATTERS THAT MAY ARISE AT THE MEETING

We do not know of any other matters that will come before the shareholders during the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the meeting may refuse to allow presentation of a proposal or a nominee for the board if the proposal or nomination was not properly submitted. The requirements for properly submitting proposals and nominations for this year's meeting were described in CIGNA's 2002 Proxy Statement and are similar to those described beginning on page 31 for next year's meeting.

                              VOTING REQUIREMENTS

In order to transact business at an annual meeting, we must have a "quorum," or the presence of a prescribed number of voting shares. For this meeting, we need the holders of two-fifths of the issued and outstanding shares entitled to vote to either be represented by proxy or attend.

Assuming we attain a quorum, the three nominees who receive a plurality (the greatest number) of votes cast on Item 1 will be elected as directors. We need the affirmative vote of a majority of the shareholders present in person at the meeting or represented by proxy to ratify the appointment of independent auditors.

If you attend the meeting or submit your proxy but abstain from voting, your shares will count toward a quorum. Abstentions will not affect the outcome of the election of directors, but they will be treated as negative votes on the ratification of appointment of independent auditors.

Many CIGNA shareholders own their shares in "street name," which means that brokers are actually the record owners entitled to vote the shares. Brokers will have discretionary authority to vote on Items 1 and 2 described in this proxy statement, which means that your broker can vote your street name shares on Items 1 and 2 even if you do not give specific voting instructions.

                             EXECUTIVE COMPENSATION

What follows is information about how CIGNA compensates its Chief Executive Officer and each of the four most highly compensated executive officers other than the CEO at the end of 2002. The following table also includes information regarding two former executive officers who were no longer serving CIGNA at the end of 2002. Together these individuals are called the "named executive officers."

                           SUMMARY COMPENSATION TABLE

This table shows the various forms of compensation awarded to each of the named executive officers in the past three years. Other tables in this proxy statement, such as the options grants table on page 20 and the long-term incentive plan awards table on page 22, provide more detail about specific types of compensation.

                                                                                 LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                            ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                    ------------------------------------   -----------------------   ---------
            (A)              (B)       (C)         (D)          (E)           (F)          (G)          (H)         (I)
                                                               OTHER       RESTRICTED   SECURITIES               ALL OTHER
                                                               ANNUAL        STOCK      UNDERLYING     LTIP       COMPEN-
                                     SALARY       BONUS     COMPENSATION    AWARD(S)     OPTIONS      PAYOUTS     SATION
NAME AND PRINCIPAL POSITION  YEAR      ($)         ($)          ($)          ($)(4)        (#)          ($)       ($)(7)
---------------------------  ----   ---------   ---------   ------------   ----------   ----------   ---------   ---------
H. Edward Hanway..........   2002   1,021,900         -0-       -0-        1,050,000     328,526            --(5)  119,100
  Chairman and               2001     986,500   2,625,000       -0-              -0-     262,026     6,667,000(6)  204,400
  Chief Executive Officer    2000     896,200   4,375,000       -0-              -0-     284,526     3,800,000     152,500
John Y. Kim...............   2002     530,800   1,370,000(1)    -0-              -0-      66,700            --(5)    8,800
  President, CIGNA           2001          --          --        --               --          --            --         --
  Retirement                 2000          --          --        --               --          --            --         --
  and Investment Services
Patrick E. Welch..........   2002     426,900     800,000(2)    -0-              -0-      30,000            --(5)      700
  President, CIGNA           2001          --          --        --               --          --            --         --
  HealthCare                 2000          --          --        --               --          --            --         --
Terry L. Kendall..........   2002     484,100     440,000       -0-              -0-      33,900            --(5)   32,400
  President, CIGNA           2001     468,300     400,000       -0-              -0-      31,596     1,034,000(6)   38,300
  International              2000     443,300     450,000       -0-              -0-      35,076       667,000      40,400
Donald M. Levinson........   2002     571,000     350,000       -0-              -0-     109,207            --(5)   44,800
  Executive Vice President   2001     551,900     510,000       -0-        2,438,000     109,507     1,734,000(6)   59,300
  Human Resources &          2000     521,900     700,000       -0-              -0-     138,354     1,200,000      64,200
  Services
James G. Stewart..........   2002     724,600     400,000       -0-              -0-     166,212            --(5)   48,300
  Former Executive Vice      2001     701,900     600,000       -0-        2,841,500     174,329     2,400,000(6)   64,900
  President and Chief        2000     671,900     900,000       -0-              -0-     187,935     1,867,000      74,900
  Financial Officer
William M. Pastore........   2002     686,000     400,000(3)    -0-              -0-     113,747            --(5)   51,000
  Former President,          2001     634,600     540,000       -0-              -0-     136,345     1,734,000(6)   73,800
  CIGNA HealthCare           2000     504,800     975,000       -0-              -0-     118,791     1,200,000      58,300

------------------------
(1)  Includes a $50,000 signing bonus.

(2)  Mr. Welch's bonus was guaranteed as part of his hiring arrangement.

(3)  Mr. Pastore's bonus was paid in accordance with his retirement agreement.

(4) The following named executive officers held the following aggregate shares of restricted stock, with the following values, at December 31, 2002: Mr. Hanway, 7,500 shares valued at $308,400; Mr. Levinson, 26,230 shares at $1,078,578; and Mr. Stewart, 30,910 shares at $1,271,019. In connection with Mr. Stewart's retirement on December 31, 2002, CIGNA paid Mr. Stewart the cash value for 22,275 of these shares of restricted stock, and Mr. Stewart forfeited the balance of the restricted shares. CIGNA pays dividends on restricted stock.

(5) Long-term compensation for the three-year period ending December 31, 2002 will be paid in late April 2003. We explain the long-term incentive plan beginning on page 22.

(6) Long-term compensation for the three-year period ending December 31, 2001 was paid in cash in late April 2002.

(7)  The amounts shown in column (i) include:

    -- CIGNA's contributions under its regular and supplemental 401(k) plans in the following amounts for 2002: Mr. Hanway, $111,100; Mr. Kendall, $26,900; Mr. Levinson, $32,900; Mr. Stewart, $40,300; and Mr. Pastore, $37,300.

    -- The value of benefits under CIGNA's Financial Services Program (covering financial planning, tax preparation, and legal services related to financial and estate planning), which, for 2002, were as follows: Mr. Hanway, $8,000; Mr. Kim, $8,800; Mr. Welch, $700; Mr. Kendall, $5,500;
        Mr. Levinson, $11,900; Mr. Stewart, $8,000; and Mr. Pastore, $13,700.

                       OPTION GRANTS IN FISCAL YEAR 2002

The following table provides additional information about the stock options granted in 2002 to the named executive officers. Those stock options are shown in column (g) of the summary compensation table on page 19. CIGNA did not grant stock appreciation rights in 2002.

                                                                                                       GRANT
                                      INDIVIDUAL GRANTS                                             DATE VALUE
----------------------------------------------------------------------------------------------      ----------
(A)                                      (B)             (C)            (D)            (E)              (F)
                                                         % OF
                                                        TOTAL
                                      NUMBER OF        OPTIONS
                                      SECURITIES       GRANTED        EXERCISE                         GRANT
                                      UNDERLYING          TO          OR BASE                          DATE
                                       OPTIONS        EMPLOYEES        PRICE        EXPIRATION        PRESENT
NAME                                  GRANTED(#)       IN 2002         ($/SH)          DATE         VALUE($)(1)
----                                  ----------      ---------       --------      ----------      -----------
H. Edward Hanway
  New options(2)                       250,000           6.05          94.235        2/27/12         4,682,953
  Replacement options(3)                78,526           1.90          97.125             --(4)      1,716,954
John Y. Kim
  New options                           66,700           1.61          94.235        2/27/12         1,249,412
Patrick E. Welch
  New options                           30,000           0.73          64.825       10/23/12           386,573
Terry L. Kendall
  New options                           18,900           0.46          94.235        2/27/12           354,031
  Replacement options                   15,000           0.36          96.530             --(5)        325,963
Donald M. Levinson
  New options                           37,800           0.91          94.235        2/27/12           708,063
  Replacement options                   61,474           1.49          96.530             --(6)      1,335,881
  Replacement options                    9,933           0.24         105.875        2/24/09           236,749
James G. Stewart
  New options                           56,700           1.37          94.235        2/27/12         1,062,094
  Replacement options                   78,945           1.91          96.530             --(7)      1,715,541
  Replacement options                   30,567           0.74         104.310             --(8)        717,782
William M. Pastore
  New options                           55,600           1.34          94.235        2/27/12         1,041,489
  Replacement options                   24,679           0.60          92.300             --(9)        512,794
  Replacement options                   33,468           0.81         100.895             --(10)       760,175

---------------
(1) We used the Black-Scholes option pricing model, adapted for use in valuing employee stock options, to calculate these amounts. Our calculation required several assumptions: an expected option life of three and a half years, a dividend yield of 1.47%, a price volatility of CIGNA common stock of 29.39%, and an annualized risk-free interest rate of 3.62%. The calculation also reflects an 8.0% discount per year for risk of forfeiture over the option vesting schedules. The actual value, if any, an executive may realize on options will depend on the excess of the stock price on the date the option is exercised over the exercise price. Executives will not necessarily realize the estimated value that the Black-Scholes model generates. CIGNA believes that no model can accurately predict the future price of CIGNA common stock or assign an accurate present value to stock options.

(2) New options become exercisable over a three-year period, with one-third becoming exercisable no earlier than the first anniversary of their grant date. New options have a replacement feature, which is described below in Note 3. Options granted in 1995 or later, and gains realized upon exercise of those options for certain periods, may be forfeited by the named executive officers if, following termination of employment with CIGNA, they engage in activities harmful to or in competition with CIGNA.

(3) In order to encourage executives to increase their share ownership, CIGNA grants one "replacement option" for each share of CIGNA stock that an executive uses to pay the exercise price of stock options. Replacement options become exercisable six months after their grant date, and terminate on the expiration date of the option that they replace. The exercise price of a replacement option is equal to the fair market value of CIGNA common stock on the grant date. All replacement options granted in 2002 have a replacement feature. Because replacement options replace shares that are used to buy new shares, replacement options maintain, but do not increase, the executive's total ownership of CIGNA shares and options.

(4) This replacement option grant includes 45,512 options expiring December 8, 2007; and 33,014 options expiring February 23, 2010.

(5) This replacement option grant includes 7,034 options expiring February 23, 2010; 6,729 options expiring February 24, 2009; and 1,237 options expiring May 4, 2008.

(6) This replacement option grant includes 45,793 options expiring December 8, 2007; 11,462 options expiring February 23, 2010; and 4,219 options expiring February 24, 2009.

(7) This replacement option grant includes 45,793 options expiring December 8, 2007; 15,630 options expiring February 23, 2010; and 17,522 options expiring February 24, 2009.

(8) This replacement option grant includes 11,977 options expiring February 25, 2008; 14,926 options expiring February 26, 2007; and 3,664 options expiring February 24, 2009.

(9) This replacement option grant includes 12,804 options expiring February 23, 2010; and 11,875 options expiring February 24, 2009.

(10) This replacement option grant includes 412 options expiring February 28, 2006; 11,436 options expiring February 26, 2007; 7,265 options expiring February 25, 2008; and 14,355 options expiring February 24, 2009.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND
                       2002 FISCAL YEAR-END OPTION VALUES

This table provides information about options exercised by the named executive officers during 2002, and about the unexercised stock options they held at the end of 2002. The named executive officers did not exercise or hold any stock appreciation rights during 2002.

          (A)                (B)            (C)                    (D)                             (E)

                                                           NUMBER OF SECURITIES
                          NUMBER OF                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                          SECURITIES                         OPTIONS AT 2002             IN-THE-MONEY OPTIONS AT
                          UNDERLYING                           YEAR-END(#)                   2002 YEAR-END($)
                          EXERCISED        VALUE       ----------------------------    ----------------------------
NAME                      OPTIONS(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                      ----------    -----------    -----------    -------------    -----------    -------------
H. Edward Hanway           117,505       3,785,890       564,109         397,500           -0-             -0-
John Y. Kim                    -0-             -0-           -0-          66,700           -0-             -0-
Patrick E. Welch               -0-             -0-           -0-          30,000           -0-             -0-
Terry L. Kendall            18,308         319,446        43,860          39,233           -0-             -0-
Donald M. Levinson         107,635       3,525,515       357,019          74,200           -0-             -0-
James G. Stewart           150,788       4,018,909       572,367             -0-           -0-             -0-
William M. Pastore          65,075         660,882       146,855         120,600           -0-             -0-

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 2002

This table provides information about long-term incentive awards granted in 2002 to the named executive officers.

                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                                               NON-STOCK PRICE BASED PLANS
                                                         ----------------------------------------
(A)                           (B)           (C)             (D)            (E)            (F)
                             NUMBER        PERIOD
                               OF          UNTIL         THRESHOLD                      MAXIMUM
NAME                         UNITS       MATURATION         ($)         TARGET($)         ($)
----                         ------      ----------      ---------      ---------       -------
H. Edward Hanway             60,000       3 years            *          4,500,000      12,000,000
John Y. Kim                  20,000       3 years            *          1,500,000       4,000,000
                             13,335(1)    2 years            *          1,000,125       2,667,000
                             6,670(2)      1 year        1,000,500             --       1,334,000
Patrick E. Welch             15,000       3 years            *          1,125,000       3,000,000
                             12,335(2)    2 years        1,850,250             --       2,467,000
                             10,000(2)     1 year        1,500,000             --       2,000,000
Terry L. Kendall             5,670        3 years            *            425,250       1,134,000
Donald M. Levinson           11,335       3 years            *            850,125       2,267,000
James G. Stewart             17,000       3 years            *          1,275,000       3,400,000
William M. Pastore           16,670(3)    3 years               --             --              --

---------------
* The discussion below explains the minimum amount payable under the CIGNA Long-Term Incentive Plan.

(1) The per unit value of this transition award will be determined under the Long-Term Incentive Plan formula described below.

(2) These transition awards are part of their hiring arrangements and payments are guaranteed at a minimum of $150 per unit.

(3) This award will be paid under Mr. Pastore's retirement agreement as described on page 25.

CIGNA provides long-term incentives to executive officers and other key employees by awarding them strategic performance units, called "SPUs", under the Long-Term Incentive Plan. The value of SPUs is based on CIGNA's achievement over a three-year period of financial and strategic performance objectives in comparison to a group of competitors that overall have business lines similar to CIGNA's.

The People Resources Committee assigns a value to SPUs by:

 -- Comparing CIGNA's return on equity for each year in the three-year performance period to the average return on equity of the group of competitors;

 -- Assigning points from zero, if CIGNA's return on equity is five or more percentage points below the competitors, to 100, if five or more percentage points above the competitors (the Committee may reduce any year's point total by up to 10 points); and

 -- Translating the combined three-year point score into dollars using a conversion formula established by the Committee when the SPUs are awarded.

The Committee has discretion to reduce the dollar value of each unit by up to $25, based on its judgment regarding strategic and financial performance during the period. The final dollar value of each unit may be from zero to $200. The Committee sets a target value for units when they are awarded, which is the target to be paid when CIGNA's three-year return on equity equals the competitors. The target is currently $75 per unit.

If within two years after a change of control of CIGNA an employee is terminated, or resigns because of certain adverse changes in employment conditions, that employee must be paid within 30 days for all SPU awards not yet valued and paid. The dollar value of each SPU would be the greatest of:

 --   the target value;

 --   the value for a unit paid in the preceding twelve-month period; or

 --   the average of the unit values for the last two unit payments.

No payment is made to an employee terminated after conviction of a felony involving fraud or dishonesty directed against CIGNA.

                               PENSION PLAN TABLE

The CIGNA Pension Plan provides two methods of determining retirement benefits. Messrs. Hanway, Levinson, and Stewart, and most other employees hired before January 1, 1989 participate in Part A of the Plan. This table shows annual retirement benefits under Part A (before the Social Security offset of 50% of an individual's annual primary Social Security benefit) under a straight life annuity, computed assuming the recipient retires at age 65 after specified years of service and earnings.

                                                          YEARS OF SERVICE
                                  ----------------------------------------------------------------
REMUNERATION                         15           20            25            30            35
------------                      --------    ----------    ----------    ----------    ----------
$1,000,000......................  $300,000    $  400,000    $  500,000    $  600,000    $  700,000
 1,400,000......................   420,000       560,000       700,000       840,000       980,000
 1,800,000......................   540,000       720,000       900,000     1,080,000     1,260,000
 2,200,000......................   660,000       880,000     1,100,000     1,320,000     1,540,000
 2,600,000......................   780,000     1,040,000     1,300,000     1,560,000     1,820,000

Under Part A, annual retirement benefits are based upon:

 -- the employee's earnings (generally, average annual earnings over the final 36 months of service);

 --   an annual accrual rate of 2%;

 --   length of credited service (up to a maximum of 30 years); and

 --   age at retirement.

Messrs. Kim, Welch, Kendall, and Pastore, and other employees hired on or after January 1, 1989 participate in Part B of the Pension Plan.

Pension benefits under Part B equal the sum of an employee's accumulated annual benefit credits and quarterly interest credits. Annual benefit credits are based on age, years of credited service and earnings. Quarterly interest credits are based on U.S. Treasury bond rates.

The estimated annual pension benefit payable under Part B for the named executive officers at age 65 is as follows: Mr. Kim, $683,000; Mr. Welch, $153,000; and Mr. Kendall, $131,000. These estimates assume level compensation until retirement, a U.S. Treasury bond rate of 6.5%, current plan formulas and regulatory environment, and payout under a straight life annuity. The estimated annual benefit under Part B for Mr. Pastore upon his retirement from CIGNA effective April 2003 is $39,000. Part B benefits may be paid at or after separation from service in cash in a lump sum or in an annuity form.

Covered earnings under both Part A and Part B include salary and bonuses, but not long-term incentive plan payouts or any other incentive awards. Salary and bonus information for the named executive officers is in columns (c) and (d) of the summary compensation table on page 19.

As of January 1, 2003, the named executive officers had the following years of credited service: Mr. Hanway, 25 years; Mr. Kim, 1 year; Mr. Welch, 1 year; Mr. Kendall, 5 years; Mr. Levinson, 32 years;

Mr. Stewart, 35 years; and Mr. Pastore, 7 years. (Messrs. Levinson and Stewart earned additional years of credited service pursuant to retention agreements.)

If Messrs. Pastore and Welch comply with contractual obligations to CIGNA, which include obligations not to compete, they will receive supplemental pension benefits from CIGNA. The estimated annual benefit under this supplemental arrangement for Mr. Pastore is $464,000. Mr. Welch's supplemental pension benefit is based on the pension accrual formula of his former employer and covered earnings under the CIGNA Plan. The estimated annual benefit under this supplemental arrangement at age 65 is $77,000. This estimate is based on the same assumptions as those described above to calculate their annual benefits under Part B.

The CIGNA Pension Plan (Part A and Part B) cannot be terminated, or benefit accruals reduced, for a three-year period following a change of control of CIGNA. If Part A is terminated in the fourth or fifth year following a change of control, additional benefits will be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, participants in Part A and Part B who are terminated, other than for cause, within three years following a change of control will receive certain benefits. Participants in Part A will receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred. Participants in Part B will receive a special benefit credit for the year of termination equal to a percentage of adjusted eligible earnings.

                           TERMINATION OF EMPLOYMENT

General

CIGNA employees are entitled to severance benefits under certain circumstances, but not if they are terminated for cause or resign. Severance benefits include payments equal to the employee's salary rate at termination for a specified period based on the employee's years of service. The period is generally two to 52 weeks, but it is 13 to 104 weeks if the employee is terminated within two years after a change of control of CIGNA.

An employee terminated because of job elimination or within two years after a change of control of CIGNA also receives a supplemental payment equal to:

 -- For a termination from January 1 to March 31 -- the average of the bonuses paid during the two years before the year of termination, offset by any bonus paid in the year of termination;

 -- For a termination from April 1 to December 31 -- the average of the bonuses paid for the two years before the year of termination, prorated to reflect actual months worked in the year of termination; and

 --   The value of restricted CIGNA stock forfeited upon termination.

Executive level employees (including the named executive officers) who are terminated within two years after a change of control will receive:

 -- Payments, at the salary rate in effect at termination (regardless of years of service), for 156 weeks for senior executives (including the named executive officers) and 104 weeks for other executives;

 -- The higher of the bonus actually received for the preceding calendar year or the amount of the annual incentive bonus guideline applicable to the employee under the Corporation's incentive bonus plan immediately before the change of control multiplied by three for senior executives (including the named executive officers) and by two for other executives; and

 --   The value of restricted CIGNA stock forfeited upon termination.

If within two years after a change of control certain changes affect an executive level employee, and he or she then resigns following written notification to CIGNA, the resignation will be treated as a termination after a change of control. The covered changes are any reduction in compensation; any material reduction in authority, duties or responsibilities; or a relocation of the executive's office more than 35 miles from its location on the date of the change of control.

Executive level employees who are terminated as a result of conviction of a felony involving fraud or dishonesty directed against CIGNA will not receive the payments described above.

Agreements

In connection with Mr. Stewart's planned retirement on December 31, 2002 following nearly four decades of service to CIGNA, he entered into an agreement pursuant to which he agreed not to compete with CIGNA for a period of two years following his retirement and to be available to provide consulting services to CIGNA through 2003. Pursuant to this agreement, in addition to CIGNA paying Mr. Stewart the cash value of a portion of the shares of restricted stock he owned at retirement (as described in Note 2 to the Summary Compensation Table), Mr. Stewart will receive a consulting fee of $400,000 in January 2004. Also, the units previously granted to Mr. Stewart under CIGNA's Long-Term Incentive Plan will be valued by the People Resources Committee, and paid, as the related performance periods are completed. While the value of these units is not determinable at this time, the Plan and the method for valuing the units is described on page 22. Mr. Stewart retains his stock options at their original vesting and expiration terms. Mr. Stewart will continue to have access to CIGNA's Financial Services Program through 2007.

In connection with Mr. Pastore's retirement, he entered into an agreement pursuant to which he agreed not to compete with CIGNA for a period of one year following his retirement and to be available to provide consulting services to CIGNA through his retirement date. Pursuant to this agreement, CIGNA paid Mr. Pastore $106,000 for transition costs. Mr. Pastore also is eligible to receive a bonus payment of $400,000 in March 2003 and a consulting fee of $400,000 in January 2004. Prorated portions of the units previously granted to Mr. Pastore under CIGNA's Long-Term Incentive Plan will be paid in the amounts of $1,750,000 in 2003, $1,679,125 in 2004 and $1,296,750 in 2005 as the related performance periods are completed. Mr. Pastore retains his stock options at their original vesting and expiration terms. Mr. Pastore will continue to have access to CIGNA's Financial Services Program through 2008.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The functions performed by the People Resources Committee are described on page
10. All members of the Committee are outside directors.

SUMMARY

The main objective of CIGNA's executive compensation program is to pay for performance that increases shareholder value. CIGNA pays executives through:

 --   base salary

 --   annual bonus

 --   long-term incentives

Each is described below under "Elements of the Executive Compensation Program."

Annual bonus and long-term incentives vary based on competitive and absolute performance versus plan goals. Except for the hiring arrangements noted elsewhere in this proxy statement, these amounts are not guaranteed to any named executive because they are tied to CIGNA's business results. The annual bonus recognizes short-term business results and individual performance. Long-term incentives for executive officers are based upon sustained corporate-wide results, linked directly to shareholder value creation.

PROGRAM DESCRIPTION

For each senior executive, CIGNA establishes total pay targets based on median compensation levels for executives in comparable positions in similarly sized companies. In making comparisons, we consider a significant number of companies, including most of the companies in the S&P Insurance/Managed Care Indexes shown in the performance graph on page 29. Using these total pay targets, the Committee determines the appropriate competitive mix of compensation that will motivate the executives to achieve CIGNA's performance and strategic objectives and to remain with the company.

The Committee regularly monitors CIGNA's compensation program, keeping in mind the company's strategic goals as well as industry practices and trends. We modify the program when we believe a change will promote shareholder interests. For example, we changed the stock option program several years ago to provide that an executive who becomes employed by a competitor or engages in other activities deemed to be detrimental to CIGNA may forfeit certain gains realized from exercising options. In 2002, to further align executive and long-term shareholder interests, and to recognize the challenging competitive environment, the Committee:

      (1) modified the long-term incentive plan to increase the focus on profitable growth and competitive total shareholder return;

      (2) aside from selected market adjustments, froze or modified downward CEO and most 2003 executive compensation targets based on market changes; and

      (3) froze the number of stock option shares to be awarded in 2003 at 2002 award levels.

We expect CIGNA executives to demonstrate confidence in the company's future by sustained ownership of a substantial amount of CIGNA stock. In particular, we expect the named executive officers, at a minimum, to own stock valued at between three and five times their salaries. The Committee reviews ownership levels annually.

We intend compensation paid to the named executive officers to be fully tax-deductible to the company.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Base salary provides competitive annual compensation that reflects the scope and nature of basic job responsibilities. The Committee will grant a salary increase, if appropriate, based on an individual's performance and an assessment of whether the current salary is competitive relative to executives in comparable positions at similarly sized companies.

Annual Bonus

Named executive officers who are covered under Section 162(m) of the Internal Revenue Code earn awards under the shareholder-approved CIGNA Executive Incentive Plan. The Plan was designed to motivate these officers with competitive awards based upon achievement of competitive financial and operational goals. The Plan limits award amounts and complies with Section 162(m) of the Internal Revenue Code. The Plan does not pay awards unless CIGNA attains certain objective performance goals.

Annual bonus awards recognize contributions to annual business results as measured against competitors and against CIGNA's operational plans. In particular, we assess corporate-wide, business unit and individual performance in relation to the following major factors, listed in order of importance: earnings, revenue growth and cost management. Financial results must be achieved within the context of customer service, quality and financial integrity standards. We generally reward performance that meets CIGNA's operational plans and equals the results of the competition with a bonus that is equal to median bonus levels at other large companies. Better or worse performance can result in a bonus that is higher or lower than the median. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the competitive median.

Long-Term Incentives

CIGNA offers long-term incentives to its executives under the CIGNA Long-Term Incentive Plan described beginning on page 22. These incentives may include Strategic Performance Units, restricted stock and stock options. In making long-term incentive awards in 2002, we intended to focus management on competitively superior long-term results, to align executives' interests with shareholder interests, to ensure that CIGNA executives have incentive opportunities comparable to their counterparts at CIGNA's competitors, and to motivate key executives to remain with the company. CIGNA's stock options typically have terms of ten years and vesting periods of up to three years.

CEO COMPENSATION

In addition to results versus competitors and annual operating plans, Mr. Hanway's overall compensation package acknowledges:

 -- disappointing core healthcare results and strong performance in subsidiary healthcare operations, retirement and investment, group and international divisions;

 --   progress in implementing a new retirement and investment strategy;

 --   people strengthening;

 -- investments in customer service, technology and e-commerce that are expected to have a positive impact on future earnings; and

 --   financial stewardship and integrity.

Approximately 90% of Mr. Hanway's total pay opportunity is variable compensation (such as bonuses and stock options). It is at risk and tied to competitive corporate business results. Approximately one-third of his total compensation opportunity is based on annual competitive business performance; over half is dependent upon long-term, sustained competitively superior corporate-wide results. Mr. Hanway's total compensation opportunity (as well as the individual base salary and variable compensation components) is consistent with the total compensation opportunity for CEOs of comparable sized companies.

The Committee considers several factors to assess the performance of CIGNA and Mr. Hanway:

 --   profitability of each business unit;

 --   profit improvement;

 --   growth in revenue from profitable products/services;

 --   expense management;

 --   customer service;

 -- specific measures that vary by business activity, such as profit margin and membership growth in the health care business and profitable asset growth in the pension business; and

 --   competitive total shareholder return.

Mr. Hanway's compensation package for 2002 is itemized in the summary compensation table on page 19. (His payment in 2002 under the Long-Term Incentive Plan for the three-year period ending December 31, 2001 is included in the 2001 column of the table.) What follows is an explanation of how the Committee arrived at the amounts of the various components.

2002 Bonus. Mr. Hanway received an award of restricted stock in lieu of a cash bonus. CIGNA exceeded one or more of the objective financial performance goals established under the CIGNA Executive Incentive Plan. Specific issues that the Committee considered included CIGNA's earnings and earnings per share performance.

Payment under Long-Term Incentive Plan. The Committee approved a formula-generated value of $200 for each Strategic Performance Unit awarded in 1999. This amount, which reflects CIGNA's superior performance over the period from 1999 to 2001 compared to the peer group, was distributed in cash to Mr. Hanway and the other named executives officers because they met CIGNA's stock ownership guidelines (three to five times salary).

Stock options. Mr. Hanway received options to recognize the financial results achieved in 2001 and to link his future compensation opportunity to the creation of additional shareholder value.

PEOPLE RESOURCES COMMITTEE:
     Louis W. Sullivan, M.D., Chairman
     Robert Campbell
     Harold A. Wagner
     Carol Cox Wait
     Marilyn Ware

                               PERFORMANCE GRAPH

The following graph, which covers the five-year period ending December 31, 2002, compares the cumulative total shareholder return (assuming reinvestment of dividends) on CIGNA's common stock with the cumulative total shareholder return on (i) the Standard and Poor's (S&P) 500 Index and (ii) a weighted average of the S&P Managed Health Care and Life & >Health Insurance Indexes.

                 FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
[FIVE-YEAR TOTAL SHAREHOLDER RETURN* GRAPH]

                                                                                                           S&P MANAGED HEALTH
                                                                                                        CARE, LIFE & HEALTH INS.
                                                          CIGNA                   S&P 500 INDEX                 INDEXES**
                                                          -----                   -------------         ------------------------
12/31/97                                                   100                         100                         100
12/31/98                                                   137                         129                          94
12/31/99                                                   145                         156                          85
12/29/00                                                   241                         141                         136
12/31/01                                                   171                         125                         125
12/31/02                                                    77                          97                         122

----------------------------------------------------------------------------------------------------------------
                                     12/31/97     12/31/98     12/31/99     12/29/00     12/31/01     12/31/02
----------------------------------------------------------------------------------------------------------------
 CIGNA                                 $100         $137         $145         $241         $171         $ 77
 S&P 500 Index                         $100         $129         $156         $141         $125         $ 97
 S&P Managed Health Care, Life &
   Health Ins. Indexes**               $100         $ 94         $ 85         $136         $125         $122

 * Assumes that the value of the investment in CIGNA common stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

** Weighted average of S&P Managed Health Care (75%) and Life & Health Insurance
   (25%) Indexes.

                         COMPLIANCE WITH SECTION 16(a)
                  BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

CIGNA's directors and executive officers are required to file reports of their holdings and transactions in CIGNA securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and representations from our executive officers and directors, we believe that all reports due in 2002 were filed as required.

                            LARGEST SECURITY HOLDERS

This table lists each shareholder that filed a Schedule 13G indicating that they beneficially owned more than 5 percent of CIGNA's common stock as of December 31, 2002. We prepared the table using information from the Schedules 13G filed by the beneficial owners listed and other sources.

                                                  AMOUNT AND NATURE OF
                                                  BENEFICIAL OWNERSHIP              PERCENT OF CLASS
   NAME AND ADDRESS OF BENEFICIAL OWNER             AS OF 12/31/2002                AS OF 12/31/2002
 -------------------------------------------------------------------------------------------------------
 Alliance Capital Management L.P.                      10,457,867                         7.50%

 Capital Research and Management Company                8,785,000                         6.30%

 Barclays PLC                                           7,600,896                         5.45%

 -- A wholly-owned subsidiary of AXA Financial, Inc., Alliance Capital Management L.P. reported on Schedule 13G that it held these shares for the accounts of discretionary clients. These clients have the right to receive dividends and any proceeds from the sale of these shares. Alliance Capital reported sole voting power as to 5,574,907 shares, shared voting power as to 1,171,265 shares, and sole dispositive power as to all shares. Alliance Capital reported to the Securities and Exchange Commission that it acquired its shares in the ordinary course of business with no intention of influencing control of CIGNA.

 -- Capital Research and Management Company reported on Schedule 13G that it held these shares for the accounts of discretionary clients. These clients have the right to receive dividends and any proceeds from the sale of these shares. Capital Research and Management Company reported it does not have sole or shared voting power or shared dispositive power for any of these shares, but has sole dispositive power for all of these shares. Capital Research and Management reported to the Securities and Exchange Commission that it acquired its shares in the ordinary course of business with no intention of influencing control of CIGNA.

 -- Various Affiliates of Barclays PLC including: Barclays Global Fund Advisors, Barclays Global Investors LTD, Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, and Barclays Capital Securities Limited reported on Schedule 13G that they held shares for the accounts of discretionary clients. These clients have the right to receive dividends and any proceeds from the sale of these shares. The Barclays Affiliates reported sole voting power and sole dispositive power for 7,593,859 shares and shared voting power and dispositive power for none of these shares. The Barclays Affiliates reported to the Securities and Exchange Commission that they acquired their shares in the ordinary course of business with no intention of influencing control of CIGNA.

                             SOLICITATION EXPENSES

CIGNA will bear the cost of soliciting your proxy. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their out-of-pocket expenses. In addition, we have engaged Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson will receive a fee of approximately $15,000 plus reasonable out-of-pocket expenses for this work.

Proxies will be solicited personally, through the mail, by telephone or via the Internet. Directors, officers, employees and agents of CIGNA or its subsidiaries may assist in solicitation efforts.

                              2004 ANNUAL MEETING

The 2004 Annual Meeting will be Wednesday, April 28, 2004, at a time and location to be announced later. The board may change this date if necessary.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

CIGNA's Corporate Secretary must receive a shareholder proposal by November 24, 2003, for the proposal to be eligible for inclusion in our proxy material for the next annual meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

Shareholders can present other proposals from the floor of the annual meeting only if the Corporate Secretary receives notice and certain information before January 29, 2004. Any shareholder who wishes to introduce a proposal should consult CIGNA's bylaws and applicable proxy rules of the Securities and Exchange Commission.

If you wish to nominate someone for the board of directors, you must notify the Corporate Secretary before January 29, 2004. The notice must include certain information, specified in the bylaws, about yourself and your nominee(s). Each nominee must also provide the Corporate Secretary with written consent to serve if elected.

SHAREHOLDER SUGGESTIONS FOR BOARD CANDIDATES

The Corporate Governance Committee is responsible for reviewing, advising, and reporting to the Board regarding the Board's membership, structure, organization and performance as well as director selection and compensation. In that capacity, the Committee considers suggestions for Board membership from shareholders. Suggestions may be submitted to the Corporate Secretary at anytime but should be submitted no later than October 1, 2003, for consideration by the Corporate Governance Committee in 2003.

Correspondence may be addressed to the CIGNA Corporation, Corporate Secretary, 1650 Market Street, Philadelphia, Pennsylvania, 19192-1550.

                                              CAROL J. WARD, Corporate Secretary

                                                                      APPENDIX A

              AUDIT COMMITTEE CHARTER (AS APPROVED BY THE BOARD).

THE AUDIT COMMITTEE IS IN THE PROCESS OF ADOPTING AND IMPLEMENTING UPDATED PROCEDURES PROVIDED FOR IN THIS RECENTLY UPDATED CHARTER.

Management is responsible for the Corporation's internal controls and the financial reporting process. The Independent Auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements and issuing a report on these financial statements. The Audit Committee has oversight responsibility regarding the Corporation's internal controls, financial reporting and independent auditing processes as set forth in this charter. In connection with its oversight responsibility, the Audit Committee may consider and rely upon reports and work from persons and organizations (inside and outside of the Corporation) when the Committee reasonably believes that the reports and work merit confidence.

PURPOSE

The Audit Committee shall represent and assist the Board in fulfilling its oversight responsibility regarding:

 -- The qualifications, independence and performance of the Corporation's Independent Auditors;

 -- The adequacy of the Corporation's internal controls and the integrity of the Corporation's financial information reported to the public;

 --   The performance of the Corporation's internal audit function;

 --   The appropriateness of the Corporation's accounting policies; and

 --   The Corporation's compliance with legal and regulatory requirements.

THE AUDIT COMMITTEE SHALL HAVE THE FOLLOWING AUTHORITY AND RESPONSIBILITIES:

MATTERS PERTAINING TO INDEPENDENT AUDITORS

The Independent Auditors shall have sole accountability to the Audit Committee.

The Audit Committee shall appoint (subject to ratification by the Corporation's shareholders), compensate, oversee the work of and remove, as appropriate, the Independent Auditors.

In connection with its oversight of the Independent Auditors, the Audit Committee shall:

 -- Review and approve the terms of the engagement of the Independent Auditors, including the scope of their audit, proposed fees and personnel qualifications.

 -- Approve in advance all audit services to be provided by the Independent Auditors. An audit service within the scope of the engagement approved by the Audit Committee shall be deemed to be approved in advance.

 -- Periodically review information from the Independent Auditors regarding the Independent Auditors' qualifications, independence, and performance. At least annually, consider the independence of the Independent Auditors, including whether their performance of permissible non-audit services is compatible with their independence. Discuss information regarding qualifications, independence and performance with the Independent Auditors; take appropriate action to determine such qualifications and independence and evaluate their performance.

 -- Review and approve all engagements of the Independent Auditors to provide permissible non-audit services and/or develop and oversee policies and procedures for the engagement of the Independent Auditors to provide permissible non-audit services.

 -- Receive and review required communications from the Independent Auditors, including the Independent Auditors' report concerning:

   --  critical accounting policies and practices to be used,

   -- all alternative treatments of financial information within GAAP discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors, and

   -- other material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

 --   Annually, receive and review the Independent Auditors' report on:

   --  the Independent Auditors' internal quality-control procedures; and,

   -- any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by any governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditors' firm, and any steps taken to deal with any such issues.

 -- Establish policies for hiring employees and former employees of the Independent Auditors.

MATTERS PERTAINING TO THE GENERAL AUDITOR, RISK ASSESSMENT AND RISK MANAGEMENT

The Audit Committee shall:

 -- Review with the General Auditor planned Internal Audit activities, including adequacy of staffing and qualifications of the staff, and the results of Internal Audit activities.

 -- Discuss with management, including the General Auditor, the Corporation's policies regarding risk management and risk assessment.

MATTERS PERTAINING TO FILINGS WITH GOVERNMENT AGENCIES

The Audit Committee shall:

 -- Review with the Independent Auditors and management the Corporation's Form 10-K, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the financial statements should be included in the Form 10-K for filing with the Securities and Exchange Commission.

 -- Review with the Independent Auditors and management the Corporation's Forms 10-Q, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 --   Approve the Audit Committee report for the Corporation's proxy statement.

 -- Review with management the Corporation's proxy statement and related materials, and recommend their approval to the Board for filing with the Securities and Exchange Commission.

CONTROLS; SIGNIFICANT ACCOUNTING POLICIES

The Audit Committee shall:

 -- Review with the Independent Auditors and management the Independent Auditors' Annual Report on Management's Assessment of the Corporation's Internal Controls.

 -- Review with management and the General Auditor the adequacy and effectiveness of the Corporation's internal controls, financial controls, and adequacy of disclosure controls and procedures.

 -- Review with management and the Independent Auditors the Corporation's significant accounting policies. Review with the Independent Auditors any audit problems, differences or difficulties and management's response.

PRESS RELEASES AND EARNINGS GUIDANCE

The Audit Committee shall:

 -- Review with management and Independent Auditors the earnings press releases.

 -- Periodically discuss with management and Independent Auditors policies regarding earnings releases, financial information and earnings guidance provided to analysts and rating agencies.

COMPLIANCE AND LEGAL MATTERS

The Audit Committee shall:

 -- Review with the Corporation's Compliance Officer the Corporation's Compliance Program.

 -- Review with the Corporation's General Counsel material litigation and other legal matters as appropriate.

 --   Establish procedures for:

    -- receipt, retention and treatment of complaints regarding the Corporation's accounting, internal accounting controls and auditing matters; and,

    -- the Corporation's employees to submit confidentially and anonymously concerns regarding questionable accounting and auditing matters.

OTHER MATTERS

In order to carry out and effectuate its purpose, the Audit Committee shall, at least quarterly, meet separately with the Corporation's

 --   General Counsel,

 --   Independent Auditors, and

 --   General Auditor.

In order to carry out its responsibilities, the Audit Committee shall also have authority to:

 --   engage independent counsel and advisers, and

 -- conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

The Audit Committee shall report regularly to the Board with respect to its activities.

PERFORMANCE EVALUATION AND CHARTER REVIEW

The Audit Committee shall annually:

 --   evaluate and assess its performance, and

 -- reassess the adequacy of its charter and recommend any proposed changes to the Board for approval.

                                                                      APPENDIX B

            POLICY FOR THE APPROVAL OF AUDIT AND NON-AUDIT SERVICES

OVERVIEW:

Consistent with its charter, the Audit Committee has established these guidelines to address services provided by the Company's independent auditors. In connection with the approval of services provided by the independent auditors pursuant to this policy, the Audit Committee will perform the procedures necessary to determine that such services are permissible and do not impair the auditor's independence from the Company.

Specifically, the Audit Committee will consider, as appropriate, the following factors, among others, in deciding whether or not to approve any proposed service or engagement to be provided by the Company's independent auditors: (a) the SEC's rules on auditor independence; (b) whether the independent auditor is well-positioned to provide the most effective and efficient service, for reasons that include the independent auditor's familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors; (c) whether the proposed service might enhance the Company's ability to manage or control risk or to improve audit quality; and (d) whether the relationship between fees for audit and non-audit services is appropriate as determined by the Audit Committee.

AUDIT SERVICES:

A. All audit, review and attest services to be performed by the Company's independent auditors, as well as any fees to be paid for such services (the "audit services"), shall be approved by the full Audit Committee in or about October, for the following calendar year (the "engagement period").

B. If additional audit services are required or recommended during the engagement period, the Audit Committee may consider such services for approval and elect to engage the Company's independent auditors to perform such services.

NON-AUDIT SERVICES:

A.  Pre-engagement Approval

     1. At the first Audit Committee meeting of each calendar year, the General Auditor shall present to the full Audit Committee for its review and consideration a schedule of all known permissible non-audit engagements to be performed by the Company's independent auditors during the calendar year, including the estimated costs of such engagements.

     2. The Audit Committee will approve those non-audit engagements it deems appropriate and necessary.

     3. If it is determined that additional non-audit services are required or recommended during the calendar year, the Audit Committee (or its designee as described below) may consider such services and elect to engage the Company's independent auditors to perform a particular engagement, or may rely on the pre-approval policy set forth below.

B.  Pre-approval Policy

     1. At the first Audit Committee meeting of every calendar year, the Audit Committee shall pre-approve such non-audit services it deems appropriate, which may include the following types of services: employee benefit plan audits; internal control reviews; financial process advisory services; financial statement audits in connection with acquisitions and divestitures; consultation concerning financial accounting and reporting standards; tax recovery services; tax consulting; business process advisory and consulting services; business strategy consulting; and such additional services for which the independent auditors may be engaged during the year, specified at the time of pre-approval by the Audit Committee, that are not prohibited by applicable laws and regulations ("permissible non-audit services").

     2. The General Auditor may authorize the independent auditors to perform such pre-approved services set forth in paragraph B.1. above on an engagement-by-engagement basis, provided, however, that (i) no such engagement may exceed the lesser of $100,000 or the budgeted fee amount, if any, pre-approved for such services by the Audit Committee, and (ii) the aggregate value of all such engagements shall not be in excess of $250,000 per fiscal quarter.

DELEGATION OF AUDIT COMMITTEE'S APPROVAL AUTHORITY FOR NON-AUDIT SERVICES:

A. In the event that the full Audit Committee is unavailable to review and approve any proposed permissible non-audit engagement that is not rendered pursuant to the pre-approval policies set forth above, the Audit Committee Chairman and/or another Audit Committee member designated by the Audit Committee Chairman shall have the authority to approve such engagement on behalf of the Audit Committee.

B. Any non-audit engagement approved by the Audit Committee Chairman or his designee pursuant to this delegation provision shall subsequently be reported to the full Audit Committee at its next regularly scheduled meeting.

REPORTING:

On a quarterly basis, the General Auditor shall report to the Audit Committee all: (i) engagements that he authorized pursuant to the pre-approval provisions of this policy; (ii) non-audit services performed during the previous quarter; and (iii) all fees billed by the independent auditor for such non-audit services.

TRAVEL DIRECTIONS TO THE GREGG CONFERENCE CENTER

FROM CENTER CITY PHILADELPHIA AND SOUTH JERSEY

Take I-76 West (Schuylkill Expressway) to I-476 (Blue Route) South. Proceed on I-476 South to next exit, Exit 13 (US 30 - St. Davids/Villanova). Bear right and follow signs for US 30 (Lancaster Ave.) East. Continue with directions below for "Once on US 30 (Lancaster Ave.)... "

FROM PA TURNPIKE (EAST OF VALLEY FORGE) AND NORTH

Exit PA Turnpike at Exit 25A (MidCounty). Proceed through toll plaza, follow signs for I-476 (Blue Route) South. Proceed on I-476 South for 8 miles, to Exit 13 (US 30 - St. Davids/Villanova). Bear right and follow signs for US 30 (Lancaster Ave.) East. Continue with directions below for "Once on US 30 (Lancaster Ave.)... "

FROM PHILADELPHIA INTERNATIONAL AIRPORT AND DELAWARE

From Airport follow signs for I-95 South. From Delaware take I-95 North. Proceed on I-95. Follow signs for I-476 (Blue Route) North (near McDade Boulevard exit). Travel on I-476 North for 14 miles to Exit 13 (US 30 - St. Davids/Villanova). Bear right and follow signs for US 30 (Lancaster Ave.) East. Continue with directions below for "Once on US 30 (Lancaster Ave.)... "

FROM KING OF PRUSSIA, VALLEY FORGE AND PA TURNPIKE (WEST OF VALLEY FORGE)

Exit PA Turnpike at Exit 24 (Valley Forge). Proceed through tolls onto I-76 (Schuylkill Expressway) East. From King of Prussia area, take Route 202 to I-76 (Schuylkill Expressway) East. Travel on I-76 East to Exit 28A. Follow signs for I-476 (Blue Route) South (Chester). Proceed on I-476 South to Exit 13 (US 30 - St. Davids/Villanova). Bear right and follow signs for US 30 (Lancaster Ave.) East. Continue with directions below for "Once on US 30 (Lancaster Ave.)... "

ONCE ON US 30 (Lancaster Avenue, from I-476)

Continue on Route 30 East for approximately 2.5 miles (12 traffic lights). Along the way, you will pass Villanova University. You will enter into the town of Bryn Mawr. Pass an ACME Market. At the 12th traffic light (just past the Bryn Mawr Movie Theater on the right), turn right onto Bryn Mawr Avenue (see Bryn Mawr Trust on the left). Continue on Bryn Mawr Avenue through 2 traffic lights. The American College campus entrance is on the right. Once on campus, follow signs for Gregg Center Visitor Parking.

BY TRAIN

There is a frequent SEPTA commuter service, on the R5, between Bryn Mawr and Center City Philadelphia (30th Street Station or Suburban Station). Travel time is approximately 20 minutes. The R5/Bryn Mawr Station is just under a mile from the Conference Center.

The 100 Line is a trolley that connects in Philadelphia at 69th Street. It is 2 blocks from the Gregg Center. SEPTA Travel Information Center (215) 580-7800.

PROXY
                          PROXY/VOTING INSTRUCTION CARD
                                CIGNA CORPORATION

    THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

    The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 28, 2003 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the Intracorp 401(k) Performance Sharing Plan at the Annual Meeting of Shareholders, to be held at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, PA 19010 on April 23, 2003, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:

1. ELECTION OF DIRECTORS, Nominees for terms expiring April 2006:
    01. H. Edward Hanway,  02. Joseph M. Magliochetti,  03. Harold A. Wagner

2. Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

In their discretion, upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors' recommendations, so long as you submit your proxy.

If you use this card to vote, you must sign it on the reverse side in order for your vote to be counted.
                                                                     SEE REVERSE
                                                                         SIDE


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                  [CIGNA LOGO]


                                CIGNA CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2003
                                    3:30 P.M.

                         THE GREGG CONFERENCE CENTER AT
                              THE AMERICAN COLLEGE
                             270 S. BRYN MAWR AVENUE
                               BRYN MAWR, PA 19010

      PLEASE MARK
[ X ] YOUR X VOTES AS
      IN THIS EXAMPLE.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                       FOR  WITHHELD                             FOR  AGAINST ABSTAIN    Mark here if you would like your      [   ]
1. Election of                        2. Ratification of                                 voting instructions to be
   Directors. (see    [   ]  [   ]       Appointment of         [   ]  [   ]   [   ]     confidential pursuant to the
   reverse)                              PricewaterhouseCoopers                          procedures on confidential voting
                                         LLP as Independent                              described in the Proxy Statement.
                                         Auditors.                                       Marking this box will not absolve
For, except vote                                                                         you of any independent fiduciary
withheld from the                                                                        or other legal obligation to
following nominee(s):                                                                    report how you voted nor prevent
                                                                                         the inspectors from disclosing
---------------------                                                                    your vote if required by law or
                                                                                         if otherwise permitted by the
                                                                                         procedures.

                                                                                         Voting instructions for positions
                                                                                         held in the CIGNA 401(k) Plan and
                                                                                         the Intracorp 401(k) Performance
                                                                                         Sharing Plan will be held
                                                                                         confidential.

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    --------------------------------------------

                                    --------------------------------------------
                                      SIGNATURE(S)                    DATE




--------------------------------------------------------------------------------
     - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE -


                                  [CIGNA LOGO]


Dear Shareholder:

We encourage you to take advantage of the convenient ways to submit your proxy or voting instructions. You can do so electronically through the Internet or by telephone. This would eliminate the need to return the attached Proxy/Voting Instruction Card.

To submit your proxy or voting instructions electronically you must use the control number printed in the box above, just below the perforation. The control number that appears in the box above must be used to access the system.

1. To use the telephone:
      - On a touch-tone telephone call 1-877-779-8683 24 hours a day, 7 days a week.
      -  If you are outside of the United States or Canada, call
         1-201-536-8073.

2. To use the Internet:
      - Log on to the Internet and go to the web siteHTTP://WWW.EPROXYVOTE.COM/CI

Your electronic submission authorizes the named proxies in the same manner as if you marked, signed, dated and returned the Proxy/Voting Instruction Card. Please refer to "How to Vote" in the proxy statement for additional information on submitting electronic proxy or voting instructions.

If you choose to submit your proxy or voting instructions electronically, you need not mail back the Proxy/Voting Instruction Card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                CIGNA CORPORATION
                          2003 TELEPHONE VOTING SCRIPT

                   TOLL FREE: 1-877-PRX-VOTE OR 1-877-779-8683




1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.    One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.    The company that you are voting is Cigna Corporation.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2. If 1, go to 8. If 2, go to 9.

8.    If you would like your voting instructions to be confidential press 1 (see
      A). If not press 2 (see B)

      (A): you have cast your votes as follows. You have voted in the manner recommended by the board of directors. To confirm your vote, press 1 (see A1). To cancel your vote, press 2 (see B1).

      (B): You have cast your votes as follows. You have voted in the manner recommended by the board of directors. To confirm your vote, press 1 (see
      A1). To cancel your vote press 2 (B1)

      (A1): Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press

      1 (go to beginning). Otherwise please hang up and mark, sign and return your card in the envelope provided. Thank you for calling.


9. Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.
        If 1, go to 10.
        If 2, go to 10.
        If 3, go to DIRECTOR EXCEPTION.

            DIRECTOR EXCEPTION
            Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.
                  If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

            NEXT NOMINEE
            To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.
                  If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

            INVALID NOMINEE NUMBER
            You have entered an invalid nominee number.
                  {Go to Next Nominee.}

10. Item # 2. To vote for, press 1; against, press 2; abstain, press 3. If 1, go to 11.
        If 2, go to 11.
        If 3, go to 11.





11.   See # 8.

            PLAYBACK {Playback the appropriate vote for this proxy card.} DEFAULT PLAYBACK

            You have voted in the manner recommended by the Board of Directors.

            DIRECTOR PROPOSAL PLAYBACK
            VOTED FOR ALL NOMINEES: Item #. You have voted for all nominees.

            WITHHOLD FROM ALL NOMINEES: Item #. You have voted to withhold your vote from all nominees.

            WITHHOLD FROM INDIVIDUAL NOMINEES: Item #. You have voted for all nominees except for the following nominee numbers

            FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK
            Item # {For | Against | Abstain}


            INVALID CONTROL NUMBERS
            We are unable to authenticate the information that you entered.

            NO KEY PRESSED
            Go to the same item (repeat three times); otherwise, go to Error.

            INVALID NUMBER
            Go to the same item (repeat three times); otherwise, go to Error.

            ERROR
            We are unable to process your request at this time. Thank you for calling.
                  {Call ends.}

                                                        [CIGNA LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 21, 2003

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

CIGNA and Intracorp 401(k) Participants:

The annual meeting of shareholders will be held on Wednesday, April 23, 2003 at 3:30 p.m. at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, Pennsylvania. Directions to The Gregg Conference Center are on the back of the proxy statement.

At the meeting, we will ask the shareholders to:

1. Elect three directors for terms expiring in April 2006; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

We plan a brief business meeting focused on these items, then we will attend to any other proper business that may arise. We also will offer time for your questions and comments.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND 2. These proposals are described in the proxy statement. CIGNA's 2003 Proxy Statement and 2002 Annual Report to Shareholders are available online by going to www.cigna.com >Investor Relations > Most Recent Disclosures > Financial Literature. If you do not have access to CIGNA.com, please contact CIGNA's Shareholder Services Department at 215-761-3516 for a copy of the Annual Report and Proxy Statement.

CIGNA shareholders of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof. As investors in the CIGNA Stock Fund of your 401(k) plan, you are entitled to pass-through voting rights at the 2003 Annual Meeting based on the amount of money you had invested in the CIGNA Stock Fund on February 28, 2003. CIGNA encourages you to exercise your right to vote by any of the following means:

1. By returning the completed, signed and dated voting instruction card in the enclosed envelope;

2. By telephone at 1-877-779-8683 (or 1-201-536-8073 if outside the United States or Canada) or;

3. Over the Internet at http://www.eproxyvote.com/ci

Your vote is important even if you have a small investment in the CIGNA Stock Fund. Your vote must be received by 5:00 p.m. E.D.T. on Thursday, April 17, 2003.

Sincerely,

/s/ H. EDWARD HANWAY
H. EDWARD HANWAY
Chairman and Chief Executive Officer

By order of the Directors

/s/ CAROL J. WARD
CAROL J. WARD, Corporate Secretary

[EQUISERVE(R) LOGO]                                    [VOTE GRAPHIC]


VOTE BY NET
--------------------

STEP 1     STEP 2     STEP 3

WELCOME TO THE EQUISERVE ONLINE VOTING WIZARD!

Just follow a few simple steps to complete the secure online voting process:

   AUTHENTICATION:        Login using your voter control number

   DELIVERY PREFERENCE:   Setup future delivery of your annual meeting materials

   VOTING:                Cast your vote and receive your confirmation online

   FINISH:                Update your address and review other options

If you have more than one proxy card, instruction card or ballot, please vote them one card at a time. To get started now, login below and click "Continue".

STEP 1: AUTHENTICATION

Enter the voter control number as it appears on your proxy card, instruction card or ballot
               -------------------

Enter the last 4 digits of the U.S. social security number (SSN) or the U.S. taxpayer identification number (TIN) for this account.*
                                                        -----

                                                               [CONTINUE]

*If you do not have a SSN or TIN  for this account, please leave this box blank.

Home | About Security | Privacy Policy | Back to Top
(C) 2002 EquiServe(R). All rights reserved.

[EQUISERVE(R) LOGO]                                               [VOTE GRAPHIC]

VOTE BY NET

[CIGNA(R) LOGO]

STEP 1   STEP 2    STEP 3

Welcome
  Solar Hunter
  1000 Main Street
  Anywhere, NJ 12345




DELIVERY PREFERENCE

Select how you would like to receive your future annual meeting materials:

  [ ] Postal mail -or-
  [X] Electronically  (View Terms and Conditions for Electronic Delivery)
      E-mail address (e.g., name@xyz.com)
                                                 --------------------------
      Enter e-mail address again for validation
                                                 --------------------------


                                                                   [CONTINUE]


Home | About Security | Privacy Policy | Back to Top
(C) 2002 EquiServe(R). All rights reserved.

[EQUISERVE(R) LOGO]                                               [VOTE GRAPHIC]


VOTE BY NET

[CIGNA(R) LOGO]


STEP 1    STEP 2    STEP 3

PROXY/VOTING INSTRUCTION CARD
CIGNA CORPORATION

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 28, 2003 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the Intracorp 401(k) Performance Sharing Plan at the Annual Meeting of Shareholders, to be held at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, PA 19010 on April 23, 2003, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:


1. ELECTION OF DIRECTORS, Nominees for terms expiring April 2006:
01. H. Edward Hanway, 02. Joseph M. Magliochetti, 03. Harold A. Wagner


2. Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.


In their discretion, upon such other matters as may properly come before the meeting.



CIGNA CORPORATION DIRECTORS RECOMMEND A VOTE:

  "FOR" ALL NOMINEES
  "FOR" PROPOSAL 2


Check this box to cast your vote in accordance with the recommendations of
Cigna Corporation Directors:                                                 [ ]


CIGNA CORPORATION DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

  1. Election of Directors   [ ] FOR ALL NOMINEES, EXCEPT AS NOTED BELOW    [ ] WITHHOLD AS TO ALL NOMINEES
                             [ ] H. Edward Hanway   [ ] Joseph M. Magliochetti   [ ] Harold A. Wagner

CIGNA CORPORATION DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 2.

  2. Ratification of Appointment of          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
     PricewaterhouseCoopers LLP as
     Independent Auditors.

IF APPLICABLE, CLICK THE OPTION BOX:

/ /If you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.

TO CAST YOUR VOTE PLEASE CLICK "SUBMIT".
(NOTE: Your vote will not be counted until you click "Submit".)

                                                                        [SUBMIT]

Home/About Security/Privacy Policy/Back to Top

(C) 2002 EquiServe(R). All rights reserved.

[EQUISERVE LOGO]                        [VOTE BY NET LOGO]


VOTE BY NET

[CIGNA LOGO]

________  _________ _________
STEP 1    STEP 2    STEP 3
________  _________ _________                                  [ ] E-MAIL A COPY

SOLAR HUNTER
1000 MAIN STREET
ANYWHERE, NJ 12345

CONTROL NUMBER: 11671999999912
CONFIRMATION NUMBER: 829717
DATE: WED MAR 19 2003 08:06:21 CST

Thank you for using Equiserve's Vote-By-Net facility.

STEP 3: SUMMARY OF YOUR VOTE

Your vote was recorded by EquiServe as follows:

     1.   Election of Directors                             FOR ALL NOMINEES


     2.   Ratification of Appointment of                    FOR
          PricewaterhouseCoopers LLP as Independent
          Auditors.

Please keep a copy for your records. To change your vote click "Back".

You can now vote another ballot or go to Cigna Corporation Homepage or click "Finish" to exit to EquiServe Homepage.

                                                       _____   ______
                                                       BACK    FINISH
                                                       _____   ______

Home/About Security/Privacy Policy/Back to Top

(C) 2002 EquiServe(R). All rights reserved.

Subject: CIGNA Corporation's 2003 Annual Meeting


Dear Stockholder:

The proxy materials for CIGNA Corporation's 2003 Annual Meeting of Shareholders are now available. This e-mail provides the information you will need to view these materials online, cast your proxy vote over the Internet, and print a copy of the materials.

VIEW ANNUAL MEETING MATERIALS

To view the 2002 Annual Report, please go to the web site http://www.cigna.com/general/investor/annualreport2002

To view the 2003 Proxy Statement, please go to the web site http://www.cigna.com/general/investor/proxy2003

VOTE YOUR PROXY

To vote your proxy over the Internet, go to the web site http://www.eproxyvote.com/ci

To access and vote your proxy card, you will need to enter your control number exactly as it appears below.

Control Number: (populated by EquiServe)